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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JULY 8, 2003



                         HALLWOOD REALTY PARTNERS, L.P.
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             (Exact name of registrant as specified in its charter)



          DELAWARE                        1-10643                75-2313955
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)


           3710 RAWLINS
            SUITE 1500
           DALLAS, TEXAS                                             75219
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (214) 528-5588


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          (Former name or former address, if changed since last report)


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ITEM 5.       OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On July 8, 2003, the Delaware Court of Chancery issued its decision after remand from the Delaware Supreme Court in the litigation encaptioned, Gotham Partners, L.P. v. Hallwood Realty Partners, L.P., et al. In the decision, the Court of Chancery determined that defendants in the litigation were required to pay to Hallwood Realty Partners, L.P. (the "Partnership") the difference between the price paid for 293,539 units of the Partnership purchased by The Hallwood Group Incorporated ("HGI") in 1995 of $14.20 per unit and the value of those units, including the control value of those units, as determined by the court in its decision, of $36.02 per unit, plus pre-judgment interest. The court also determined that neither rescission nor an award of rescissory damages was appropriate.

         In an earlier decision, the court had determined that the value of the units was $25.84 per unit and HGI had previously paid the resulting amount. Therefore, under the latest order, HGI is required to pay an additional amount of approximately $2,988,000, plus pre-judgment interest.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:    July 11, 2003                     Hallwood Realty Partners, L.P.

                                           By:      Hallwood Realty, LLC
                                                    General Partner


                                           By:      /s/ John G. Tuthill
                                           Name:    John G. Tuthill
                                           Title:   Executive Vice President